UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

Platinum Research Organization, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52029	20-2842514
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

2777 Stemmons Freeway, Suite 1440

Dallas, Texas 75207

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:	(214) 271-9503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Platinum Research Organization, Inc. (the “Company”) approved amendments to the Short-Term and Long-Term Incentive Plans (the “Plans”) of the Company for executive officers of the Company. The Plans were previously adopted by the Committee on October 12, 2007 and are described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2007. On February 14, 2008, the Committee approved the following:

(i)	An amendment to the Plans whereby the payment or granting of Awards under the 2007 Short-Term portion of the Plans were permanently discontinued.

(ii)	An amendment to the Plans whereby the 2008 performance objectives of the 2008 Short-Term portion of the Plans were revised as follows:

Performance Objectives	Weighting
Realize $2mm in 2008 Sales	25%
Realize $0.8 in 2008 Gross Profit	25%
Realize $3mm in 2008 Sales	25%
Realize $1.2mm in 2008 Gross Profit	25%

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 14, 2008, the Company’s Board of Directors approved a Certificate of Amendment to the Company’s Bylaws (the “Bylaws”) to clarify that directors holding office as of April 18, 2007, shall hold office until the first annual meeting of stockholders after April 18, 2007 (now scheduled for May 28, 2008) and that thereafter, directors elected to succeed those directors shall be elected for a term of office to expire at the first succeeding annual meeting of stockholders after their election.

The foregoing description of the Certificate of Amendment to the Bylaws is qualified in its entirety by the terms of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

3.1 Certificate of Amendment to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM RESEARCH ORGANIZATION, INC.

Date: February 20, 2008	By:	/s/ John T. (“Cork”) Jaeger, Jr.
Name: John T. Cork Jaeger, Jr.
Title: President & Chief Executive Officer